                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                           IVEX PACKAGING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                           IVEX PACKAGING CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

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

                                  [IVEX LOGO]

                           IVEX PACKAGING CORPORATION

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

                                                                  March 27, 2000

Dear Stockholders:

     It is a pleasure to invite you to attend the 2000 Annual Meeting of Stockholders of Ivex Packaging Corporation to be held at the Deer Path Inn, 255 East Illinois Road, Lake Forest, Illinois 60045, on Wednesday, April 26, 2000, at 9:00 a.m. (Central time).

     Each item of business described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement will be discussed during the meeting and stockholders will have an opportunity to ask questions.

     IT IS IMPORTANT THAT YOU VOTE YOUR SHARES WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. We urge you to carefully review the Proxy Statement and to complete the enclosed proxy card. Please sign, date and return your proxy card in the envelope provided as soon as possible. If you do attend the meeting, your proxy can be revoked at your request in the event you wish to vote in person.

     I look forward to seeing you at the meeting.

                                          Sincerely,
                                          George V. Bayly
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer

                                  [IVEX LOGO]

                           IVEX PACKAGING CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     Ivex Packaging Corporation (the "Company") will hold its 2000 Annual Meeting of Stockholders (the "Annual Meeting") on Wednesday, April 26, 2000 at 9:00 a.m. (Central time) at the Deer Path Inn, 255 East Illinois Road, Lake Forest, Illinois 60045, for the following purposes:

     1. To elect two directors to serve until the 2003 Annual Meeting of Stockholders.

     2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants.

     3. To approve the Company's Employee Stock Purchase Plan.

     4. To act upon any other matters that may properly come before the meeting.

     The Board of Directors has fixed March 1, 2000 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

     At the Annual Meeting, each share of Common Stock, par value $.01 per share, of the Company represented at the Annual Meeting will be entitled to one vote on each matter properly brought before the Annual Meeting.

                                          By Order of the Board of Directors,

                                          G. Douglas Patterson
                                          Secretary

March 27, 2000

                             YOUR VOTE IS IMPORTANT

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY.

                                  [IVEX LOGO]

                           IVEX PACKAGING CORPORATION
                                PROXY STATEMENT

GENERAL

     The accompanying proxy is solicited by the Board of Directors of Ivex Packaging Corporation (the "Company" or "Ivex") for use at the 2000 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Wednesday, April 26, 2000 at 9:00 a.m. (Central time) at the Deer Path Inn, 255 East Illinois Road, Lake Forest, Illinois 60045, and at any adjournments or postponements thereof. This Proxy Statement and accompanying proxy card will be mailed beginning on or about March 27, 2000 to give the holders of the Company's Common Stock, par value $.01 per share ("Common Stock"), of record on March 1, 2000 (the "Record Date") an opportunity to vote at the Annual Meeting. Ivex Packaging Corporation's 1999 Annual Report to Stockholders accompanies this Proxy Statement.

     Each share of Common Stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the Annual Meeting. The Company's Amended and Restated By-Laws (the "By-Laws") require that the holders of a majority of the total number of shares entitled to vote be present in person or by proxy in order for the presence of a quorum for the transaction of business at the Annual Meeting.

     In voting, please specify your choices by marking the appropriate spaces on the enclosed proxy card, signing and dating the card and returning it in the accompanying envelope. If no directions are given and the signed card is returned, then the proxy holders will vote the shares FOR the election of all listed nominees, FOR the proposal set forth in Item 2 in the Notice of Meeting, FOR the proposal set forth in Item 3 in the Notice of Meeting, in accordance with the directors' recommendations on the other subjects listed on the proxy card and at their discretion on any other matters that may properly come before the meeting and any adjournments or postponements thereof. Abstentions may be specified on all proposals other than the election of directors.

     Pursuant to Delaware law, abstentions are treated as present for purposes of determining the presence or absence of a quorum and, therefore, will have the effect of a vote against a proposal that requires the vote of a majority of the votes cast by the holders of Common Stock present in person or by proxy and entitled to vote thereon. In situations where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called "broker non-votes"), the affected shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting but will not be included in the vote totals and, therefore, will have no effect on the outcome of the votes.

REVOCABILITY OF PROXIES

     Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a subsequently dated proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any subsequently dated proxy or written notice revoking a proxy should be sent to the Secretary of Ivex Packaging Corporation, at its executive offices at 100 Tri-State Drive, Suite 200, Lincolnshire, Illinois 60069.

SHARES OUTSTANDING

     Only holders of record of Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, the Company had outstanding 20,947,269 shares of Common Stock (including treasury shares). Each share of Common Stock is entitled to one vote.

SOLICITATION

     The Company will bear the entire cost of the solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy and any additional materials furnished to stockholders. Proxies may be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such service. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians that hold shares of Common Stock of record for beneficial owners for forwarding to such beneficial owners. The Company has also engaged Innisfree M&A Incorporated to assist in the solicitation of proxies. This firm will be paid a fee of approximately $5,000 and will be reimbursed for expenses incurred in connection with such engagement. The Company may also reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

     Your vote is important. Please return your marked proxy card promptly so your shares can be represented, even if you plan to attend the Annual Meeting in person.

                      NOMINATION AND ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation (the "Certificate") provides that the Board of Directors will consist of not less than three nor more than fifteen members, the exact number to be determined in accordance with the By-Laws.

     The Certificate provides for the Board of Directors to be divided into three classes, each class to serve for staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the directors.

     The Board of Directors of the Company currently consists of six persons, divided into three classes with two directors designated in each of Class I, Class II and Class III. At the Annual Meeting, stockholders will elect two directors for Class III.

     The Board of Directors' Class III nominees are George V. Bayly and Anthony
P. Scotto. At the 2000 Annual Meeting, each Class III director will be elected for a three-year term and will hold office until the 2003 Annual Meeting of Stockholders. In each case, the elected director will continue in office until such director's successor is elected and has been qualified, or until such director's earlier death, resignation or removal.

     The Class III nominees were designated for election, pursuant to the By-Laws, by the Board of Directors of the Company.

     Each of the Class III nominees has consented to serve as a director if elected.

     The By-Laws of the Company provide that directors will be elected at the Annual Meeting by a plurality of the votes cast at the meeting by the holders of the shares represented in person or by proxy and entitled to vote thereon. With regard to the election of directors, votes may be cast for or withheld for each nominee. Votes that are withheld will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast. Stockholders eligible to vote at the Annual Meeting do not have cumulative voting rights with respect to the election of directors.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE TWO NAMED
                     NOMINEES AS A DIRECTOR OF THE COMPANY.

INFORMATION CONCERNING NOMINEES AND CONTINUING DIRECTORS

     The following table sets forth the name and age of, and the recent business experience and certain other information with respect to the Class III nominees as well as the other directors in Class I and Class II whose terms continue after the Annual Meeting:

                                                                                                   TERM TO
NAME                                           PRINCIPAL OCCUPATION OR EMPLOYMENT           AGE     EXPIRE
----                                           ----------------------------------           ---    -------
                                                            NOMINEES
CLASS III
George V. Bayly......................    Mr. Bayly has served as Chairman of the Board,     57      2003
                                         Director, President and Chief Executive Officer
                                         of the Company since January 1991. Mr. Bayly is
                                         also a director of General Binding Corporation.
Anthony P. Scotto....................    Mr. Scotto has served as a Director of the         52      2003
                                         Company since August 1995. Mr. Scotto has been
                                         a Managing Director of Oak Hill Partners, Inc.
                                         and its predecessor since March 1988. Since
                                         November 1998, Mr. Scotto has been a consultant
                                         to Oak Hill Capital Management, Inc. Mr. Scotto
                                         is also a director of Specialty Foods
                                         Corporation.
                                                      CONTINUING DIRECTORS
CLASS I
Glenn R. August......................    Mr. August has served as a Director of the         38      2001
                                         Company since March 1993. Mr. August has served
                                         as a Managing Director of Oak Hill Partners,
                                         Inc. and its predecessor since 1987. Since
                                         August 1996, Mr. August has served as President
                                         of Oak Hill Advisors, Inc., the exclusive
                                         advisor to the Oak Hill Securities Fund, L.P.
                                         and the Oak Hill Securities Fund II, L.P.
Frank V. Tannura.....................    Mr. Tannura has served as a Director of the        43      2001
                                         Company since August 1995, Executive Vice
                                         President and Chief Financial Officer of the
                                         Company since February 1999 and Vice President
                                         and Chief Financial Officer of the Company
                                         since October 1989.
CLASS II
R. James Comeaux.....................    Mr. Comeaux has served as a Director of the        62      2002
                                         Company since December 1, 1997. Mr. Comeaux has
                                         served as President of Petrochemical Management
                                         Inc. since 1993 and as President and Chief
                                         Executive Officer of Arcadian Corporation from
                                         1989 to 1993. Mr. Comeaux is also a director of
                                         Energy BioSystems Corporation.

                                                                                                   TERM TO
NAME                                           PRINCIPAL OCCUPATION OR EMPLOYMENT           AGE     EXPIRE
----                                           ----------------------------------           ---    -------
William J. White.....................    Mr. White has served as a Director of the          61      2002
                                         Company since December 1, 1997. Mr. White has
                                         been a professor at Northwestern University
                                         since January 1998. Mr. White served as
                                         Chairman of the Board and Chief Executive
                                         Officer of Bell & Howell Company from February
                                         1993 to December 1997 and of Bell & Howell
                                         Operating Company from February 1990 to
                                         December 1997. He is also a director of Bell &
                                         Howell Company, Readers Digest Association,
                                         Inc., the Chicago Stock Exchange and TJ
                                         International, Inc.

MEETINGS OF THE BOARD OF DIRECTORS

     During the 1999 calendar year, the Company's Board of Directors held 7 meetings. Each member of the Board of Directors was present for all of the meetings of the Board of Directors and all of the meetings held by all committees of the Board of Directors on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Board of Directors maintains an Audit Committee and a Compensation Committee. The members of such committees are directors who are neither officers nor employees of the Company. During the 1999 calendar year, the Audit Committee held two meetings and the Compensation Committee held four meetings. Because of the size of the Company's Board of Directors, the Board of Directors has not established a nominating committee.

     Audit Committee. The Audit Committee of the Board of Directors of the Company currently consists of Messrs. Comeaux (Chairman) and White, each of whom is a non-employee director. This committee is directed to review the scope, cost and results of the independent audit of the Company's books and records, the results of the annual audit with management and the adequacy of the Company's accounting, financial and operating controls; to recommend annually to the Board of Directors the selection of the independent auditors; to consider proposals made by the Company's independent auditors for consulting work; and to report to the Board of Directors, when so requested, on any accounting or financial matters.

     Compensation Committee. The Compensation Committee of the Board of Directors of the Company currently consists of Messrs. White (Chairman) and Scotto, each of whom is a "non-employee director" of the Company as such term is defined in Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, each is an "outside director" as such term is defined in Section 162(m) of the Code. The principal responsibilities of the Compensation Committee are (a) to review and approve the compensation, including salary, bonus, stock options or other appropriate incentive plans, and perquisites, if any, of the President and Chief Executive Officer and the other executive officers of the Company, including the named executive officers; (b) to monitor the Company's management resources, organizational structure, succession planning and the selection process and performance of key executives;
(c) to administer and implement the Company's stock option or other stock-based and equity-based benefit plans, including the Ivex Packaging Corporation 1997 Long-Term Stock Incentive Plan (collectively, the "Plans"), including the review and approval of all grants thereunder; (d) to fulfill the purposes of the Plans including, without limitation, through the grants of options and other benefits under the Plans; (e) to recommend to the Board of Directors any revisions or additions to the Plans; and (f) to review and report to the Board of Directors, when so requested, on any management resources, compensation, succession planning or other similar matters.

DIRECTORS' COMPENSATION FOR 1999

     During 1999, an annual retainer of $25,000 was paid to each of Messrs. August, Comeaux, Scotto and White.

     In addition, for services rendered during 1999 and pursuant to the Company's 1999 Stock Option Plan for Non-Employee Directors (the "1999 Director Plan"), each of the Company's non-employee directors (Messrs. August, Comeaux, Scotto and White) received on the day following the 1999 Annual Meeting options to purchase 2,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on such date. The 1999 Director Plan provides for grants of nonqualified stock options to the Company's non-employee directors to purchase shares of Common Stock at an exercise price equal to the fair market value of Common Stock on the date of grant. Under the 1999 Director Plan, each grant will vest as to 33 1/3% of the shares on the first three anniversary dates of the grant. Under the 1999 Director Plan, 100,000 shares of Common Stock are reserved for grant.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon recommendation of the Audit Committee, the Board of Directors of the Company has selected PricewaterhouseCoopers LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2000. PricewaterhouseCoopers LLP has served in this capacity since December 1989. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions of stockholders and to make a statement if they desire.

     The affirmative vote of a majority of the votes cast on this proposal will constitute ratification of the appointment of PricewaterhouseCoopers LLP to serve in this capacity.

     The Board of Directors is submitting the approval of PricewaterhouseCoopers LLP to stockholders as a matter of good corporate practice, although it is not required to do so. Should the stockholders fail to provide such ratification, the Board of Directors will reconsider its approval of PricewaterhouseCoopers LLP as the Company's independent public accountants for the year ended December 31, 2000. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the fiscal year if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2
    TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S
                        INDEPENDENT PUBLIC ACCOUNTANTS.

                       1999 EMPLOYEE STOCK PURCHASE PLAN

     Subject to stockholder approval, the Board of Directors has adopted the Employee Stock Purchase Plan pursuant to which 300,000 shares of Common Stock of the Company per year will be available to be sold to the employees of the Company at a discount. Stockholders are requested in this Proposal 3 to approve the Employee Stock Purchase Plan. The affirmative vote of a majority of votes cast on this proposal will be required to approve the Employee Stock Purchase Plan. The text of the Employee Stock Purchase Plan is set forth as Annex "A" to this Proxy Statement. The following is a summary of the principal features of the Employee Stock Purchase Plan and does not purport to be complete. Stockholders are urged to read the Employee Stock Purchase Plan in its entirety. This summary is subject to and qualified in its entirety by reference to Annex "A".

     The essential features of the Employee Stock Purchase Plan are described below:

     On August 10, 1999, the Board of Directors of the Company adopted the Ivex Packaging Corporation 1999 Employee Stock Purchase Plan (the "Purchase Plan"), subject to the approval of the stockholders of the Company. The Purchase Plan provides for eligible employees of the Company and certain designated subsidiaries to purchase Common Stock at a discount from fair market value through automatic payroll deductions. A total of 300,000 shares of Common Stock has been reserved for issuance under the Purchase Plan for each fiscal year occurring during the term of such plan.

     The Purchase Plan will be administered by the Company's board of directors, or a specifically designated committee of the board of directors, which group is sometimes referred to as the plan administrator. The plan administrator may interpret the Purchase Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the Purchase Plan, subject to the provisions of such plan.

     The Purchase Plan contains offering periods that commence on the first trading day on or after January 1 (beginning in 2001), April 1 (beginning 2001), July 1 (beginning in 2000) and October 1 (beginning in 2000) of each year, and ending on the last trading day on or before March 31, June 30, September 30 and December 31, respectively. Notwithstanding anything to the contrary, the first offering period under the Purchase Plan commenced on October 1, 1999 and will end on the first trading day on or before June 30, 2000.

     Employees are eligible to participate if they are employed the Company or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, an employee may not be granted the right to purchase stock under the Purchase Plan if the employee (i) immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of the Company's capital stock, or (ii) holds rights to purchase stock under any employee stock purchase plans of the Company that together accrue at a rate which exceeds $25,000 worth of stock for each calendar year. As of the Record Date, a total of approximately 460 employees (including eight executive officers) have elected to participate in the first offering period of the Purchase Plan.

     The Purchase Plan permits each employee to contribute up to 10% of the employee's compensation through automatic payroll deductions. The maximum number of shares an employee may purchase during a single offering period is 2,500 shares. Subject to approval by the stockholders, amounts deducted and accumulated by the employee will be used to purchase shares of Common Stock at the end of each offering period. As of the Record Date, no shares of Common Stock have been issued pursuant to the Purchase Plan.

     The price of the Common Stock offered under the Purchase Plan is an amount equal to 85% of the lower of the fair market value of the Common Stock at the beginning or at the end of each offering period. Employees may end their participation in the Purchase Plan at any time during an offering period. In that event, any amounts withheld through payroll deductions and not otherwise used to purchase shares will be returned to them. Participation ends automatically upon termination of employment with the Company.

     Shares purchased pursuant to the Purchase Plan may not be sold by the participant for a period of one-year following the purchase date. These restrictions will lapse earlier if a participant terminates employment with the Company or a designated subsidiary or if a participant's hardship application is approved by the plan administrator.

     Rights granted under the Purchase Plan are not transferable by an employee other than by will or the laws of descent and distribution. The Purchase Plan provides that, in the event of a merger, consolidation, reorganization, recapitalization, stock dividend or other change in corporate structure affecting the number of issued shares of the Common Stock, the plan administrator will conclusively determine the appropriate equitable adjustments. The Purchase Plan will terminate in 2004. The Board of Directors has the authority to amend or terminate the Purchase Plan, except that no amendment or termination may adversely affect any outstanding rights under such plan.

CERTAIN FEDERAL INCOME TAX EFFECTS

U.S. FEDERAL INCOME TAX EFFECTS

     The following discussion is for general information only and is based on the U.S. Federal income tax laws now in effect, which are subject to change, possibly retroactively. This summary does not discuss all aspects of the U.S. Federal income taxation which may be important to individual plan participants. Moreover, this summary does not address specific state, local or foreign tax consequences. This summary assumes that Common Stock acquired under the Purchase Plan will be held as a "capital asset" (generally, property held for investment) under the Code.

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two (2) years from the first day of the offering period and more than one (1) year from the date of transfer of the stock to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of both of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

NEW PLAN BENEFITS

     It is not possible to determine at this time the future awards that will be granted under the Purchase Plan if it is approved by stockholders. Prior to the date of the Annual Meeting, grants of options to purchase approximately 185,000 shares of Common Stock are expected to be made to employees (including executive officers) under the Purchase Plan, subject to such stockholder approval.

VOTE REQUIRED

     The affirmative vote of a majority of the votes cast is required for approval of this proposal.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                           PROPOSAL 3 TO APPROVE THE
                       1999 EMPLOYEE STOCK PURCHASE PLAN

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, and as of December 31, 1999, by (i) each of the directors of the Company, (ii) each of the named executive officers of the Company, and (iii) all executive officers and directors of the Company as a group.

                                                                NUMBER OF SHARES
                                                                OF THE COMPANY'S
                      NAME AND ADDRESS                               COMMON           PERCENTAGE
                    OF BENEFICIAL OWNER                             STOCK(1)           OF CLASS
                    -------------------                         ----------------      ----------
Massachusetts Financial Services Company(2).................       2,525,768             11.5%
Lord, Abbett & Co.(3).......................................       2,321,170             11.0%
T. Rowe Price Associates, Inc.(4)...........................       1,813,400              8.2%
Wellington Management Company, LLP(5).......................       1,500,700              6.8%
Keystone, Inc.(6)...........................................       1,251,050              5.7%
George V. Bayly.............................................         898,113(8)           4.1%
Frank V. Tannura............................................         513,033(8)           2.3%

                                                                NUMBER OF SHARES
                                                                OF THE COMPANY'S
                      NAME AND ADDRESS                               COMMON           PERCENTAGE
                    OF BENEFICIAL OWNER                             STOCK(1)           OF CLASS
                    -------------------                         ----------------      ----------
Thomas S. Ellsworth.........................................         252,926(8)           1.1%
Gordon B. Bonfield..........................................          20,800(8)             *
Roger A. Kurinsky...........................................          78,695(8)             *
Glenn R. August(7)..........................................         130,150                *
Anthony P. Scotto(7)........................................          55,178                *
R. James Comeaux............................................           7,334                *
William J. White............................................           4,334                *
All directors and officers as a group.......................       2,500,644(9)          11.4%

-------------------------
 *  Represents less than 1% of such Common Stock.

(1) To the knowledge of the Company, each stockholder has sole voting and investment power as to the shares shown unless otherwise noted.

(2) The shares shown as beneficially owned by Massachusetts Financial Services are based upon a Schedule 13G filed on February 11, 2000. The address of this entity is 500 Boylston Street, Boston, Massachusetts 02116.

(3) The shares shown as beneficially owned by Lord, Abbett & Co. are based upon a Schedule 13G/A filed on or about March 8, 2000. The address of this entity is 90 Hudson Street, Jersey City, New Jersey 07302.

(4) The shares shown as beneficially owned by T. Rowe Price Associates, Inc. are based upon a Schedule 13G filed on February 14, 2000. The address of this entity is 100 East Pratt Street, Baltimore, Maryland 21202. The Schedule 13G provides that these securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities and that for purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5) The shares shown as beneficially owned by Wellington Management Company, LLP are based upon a Schedule 13G filed on February 9, 2000. The address for this entity is 75 State Street, Boston, Massachusetts 02109.

(6) The shares shown as beneficially owned by Keystone, Inc. are based upon a
    Schedule 13D filed on June 25, 1998 and includes 266,944 shares beneficially owned by Robert M. Bass who owns all of the outstanding voting stock of Keystone, Inc. The address of Keystone, Inc. is 3100 Texas Commerce Tower, 201 Main Street, Fort Worth, Texas 76102.

(7) The address of such individuals is c/o Oak Hill Partners, Inc., 65 East 55th Street, New York, New York 10022-3219.

(8) Represents shares of outstanding Common Stock in the amounts of 498,089, 356,782, 151,017, 20,800 and 41,652 that are owned by Messrs. Bayly,
    Tannura, Ellsworth, Bonfield and Kurinsky, respectively, and vested and earned options that are currently exercisable in the amounts of 400,024, 156,251, 101,909 and 37,043 that are owned by Messrs. Bayly, Tannura, Ellsworth and Kurinsky, respectively.

(9) All directors and officers as a group hold shares of outstanding Common Stock in the aggregate amount of 1,632,796 and vested and earned options that are currently exercisable for 867,848 shares of Common Stock.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the compensation paid by the Company to the Company's chief executive officer and each of the four most highly compensated officers of the Company whose aggregate cash compensation exceeds $100,000, in each case for all services rendered during the fiscal years 1999, 1998 and 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                       COMPENSATION(4),(6)
                                                                                    --------------------------
                                                 ANNUAL COMPENSATION AWARDS           AWARDS
                                            ------------------------------------    ----------
                                                                                    NUMBER OF
                                                                                    SECURITIES
                                                                                    UNDERLYING
                                                                    OTHER ANNUAL     OPTIONS/      ALL OTHER
                                            SALARY        BONUS     COMPENSATION       SARS       COMPENSATION
              NAME                  YEAR    ($)(1)       ($)(2)        ($)(3)         ($)(5)         ($)(7)
              ----                  ----    ------       ------     ------------    ----------    ------------
George V. Bayly.................    1999    541,327           --           --             --          633,654
  President and Chief               1998    515,550      465,000           --         40,000          709,794
  Executive Officer                 1997    457,667      700,000      206,930        123,575       13,239,290
Frank V. Tannura................    1999    336,422           --           --         20,000          341,003
  Executive Vice President          1998    282,541      175,000           --         20,000          316,655
  and Chief Financial Officer       1997    263,200      300,000       70,857         34,335        5,266,519
Thomas S. Ellsworth.............    1999    282,500       80,000           --         10,000          170,286
  Vice President and                1998    250,000      115,000           --         10,000          186,205
  General Manager                   1997    250,000       50,000           --         17,500        3,653,047
Roger A. Kurinsky...............    1999    262,917           --           --         25,000           91,396
  Executive Vice President and      1998    196,887      100,000           --         15,000           79,767
  Chief Operating Officer/          1997    183,303       75,000           --         17,500          859,308
  Technical Packaging
Gordon B. Bonfield..............    1999    181,458(8)   100,000(8)        --         90,000          172,389
  President and Chief Operating
  Officer/Consumer Packaging

-------------------------
(1) Includes amounts deferred pursuant to the Company's Retirement Plan and Trust and under the Company's Executive Deferred Compensation Plan.

(2) Includes (i) annual bonus awards for services rendered in 1999, 1998 and 1997 that were paid under the Company's Executive Incentive Bonus Plan and
    (ii) special one-time bonuses of $250,000 and $150,000 which were paid to Messrs. Bayly and Tannura, respectively, in 1997 in connection with the Company's completion of the Company's initial public offering of common stock which was consummated during October 1997 (the "1997 Common Stock Offering"). The Executive Incentive Compensation Plan provides the executive officers of the Company with annual awards for outstanding individual performance contributing to the present and future success of the Company. Awards are based upon the Company's achievement of, among other things, certain predetermined financial objectives such as minimum EBITDA and earnings per share targets as well as the attainment of key individual strategic and operational goals.

(3) The 1997 Other Annual Compensation column includes payments made to Messrs. Bayly and Tannura to reimburse them (on an after tax basis) for initiation fees and dues associated with certain country club memberships.

(4) The column designated by the Commission pursuant to the applicable regulations for the reporting of "Restricted Stock Awards" has been deleted because no restricted stock of the Company was awarded to any of the named executive officers in any of the reported calendar years. See "Executive Compensation and Other Information -- Summary Compensation Table" (footnote 5) for a description of the shares of Common Stock which were received by the named executive officers in connection with the 1997 Common Stock Offering in exchange for such named executive officer's stock options exercisable for common stock of IPC, Inc. ("IPC"). All of such shares of Common Stock have been registered on a Form S-8 which was filed with the Securities and Exchange Commission on March 5, 1998.

(5) The options reported for 1999 reflect 20,000, 10,000, 25,000 and 90,000 granted to Messrs. Tannura, Ellsworth, Kurinsky and Bonfield, respectively, and the options reported for 1998 reflect 40,000, 20,000, 10,000 and 15,000 options granted to Messrs. Bayly, Tannura, Ellsworth and Kurinsky, respectively, under the 1997 Ivex Packaging Corporation Long-Term Stock Incentive Plan (the "1997 Stock Option Plan").

    A portion of the options reported for 1997 were originally granted under IPC's Stock Option and Purchase Agreement, dated as of January 1, 1993, as amended and restated as of January 1, 1996 (the "1993 Stock Option Plan"), pursuant to which options exercisable into shares of IPC's common stock were originally granted to certain executive officers, including the named executive officers (the "IPC Options"). In connection with the 1997 Common Stock Offering, the named executive officers, exchanged all of the IPC Options for shares of the Company's Common Stock and options exercisable for shares of the Company's Common Stock. Consequently, the options reported for 1997 reflect each named executive officer's portion of the Company's options attributable to grants to Messrs. Bayly, Tannura, Ellsworth and Kurinsky under the 1993 Stock Option Plan and the 1997 Stock Option Plan. In addition, in connection with the exchange of their IPC Options, Messrs. Bayly, Tannura, Ellsworth and Kurinsky received 805,663, 324,095, 224,872 and 52,722, respectively, shares of the Company's Common Stock.

(6) The column designated by the Commission pursuant to applicable regulations for the reporting of "LTIP Payouts" has been deleted because no long-term incentive payouts were awarded to any of the named executive officers in any of the reported calendar years.

(7) The 1999 All Other Compensation column includes (i) the Company's contributions (excluding employee earnings reduction contributions) under the Company's Retirement Plan and Trust and under the Company's Executive Deferred Compensation Plan during fiscal 1999 as follows: $8,000 to Mr. Bayly; $8,000 to Mr. Tannura; $8,000 to Mr. Ellsworth; and $8,000 to Mr. Kurinsky; (ii) insurance premiums with respect to the Company's Executive Disability Income Coverage paid by the Company during 1999 as follows:
    $7,221 for Mr. Bayly; $2,323 for Mr. Tannura; $4,775 for Mr. Ellsworth; and $3,914 for Mr. Kurinsky; (iii) the Company's payment during 1999 of $150,000 of nonqualified retirement benefits and life insurance premiums to Mr. Bayly pursuant to the terms of his Amended and Restated Employment Agreement, dated as of May 30, 1996; (iv) the Company's payment during 1999 of $42,316, $68,654, $37,257, $46,084 and $18,146 to Messrs. Bayly, Tannura, Ellsworth,
    Kurinsky and Bonfield, respectively, under the Company's Executive Deferred Compensation Plan; (v) the Company's payment to the named executive officers of the following amounts to enable them to make (on an after tax basis) the 1999 interest payments on their respective promissory notes (the "Stock Loans") payable to the Company: Mr. Bayly -- $426,117; Mr.
    Tannura -- $262,026; Mr. Ellsworth -- $120,254; and Mr. Kurinsky -- $33,398.
    See "Certain Relationships and Related Transactions"; and (vi) the Company's payment of $154,243 to Mr. Bonfield as reimbursement for certain moving and relocation expenses and the taxes relating thereto.

(8) Includes Mr. Bonfield's salary and guaranteed bonus since June 30, 1999, the date on which his employment with the Company commenced.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
                              -----------------------------------------                  POTENTIAL REALIZABLE VALUE
                                                % OF TOTAL                                 AT ASSUMED ANNUAL RATE
                                NUMBER OF      OPTIONS/SARS                                    OF STOCK PRICE
                               SECURITIES       GRANTED TO     EXERCISE                       APPRECIATION FOR
                               UNDERLYING      EMPLOYEES IN    OR BASE                         OPTION TERM(3)
                              OPTIONS/SARS        FISCAL        PRICE      EXPIRATION    --------------------------
           NAME               GRANTED(#)(1)      YEAR(2)        ($/SH)        DATE         5%($)          10%($)
           ----               -------------    ------------    --------    ----------      -----          ------
Frank V. Tannura..........       20,000            3.8%         19.50        2/10/09      $245,268      $  621,559
  Executive Vice President
     and Chief Financial
     Officer
Gordon B. Bonfield........       40,000            7.5%         10.00       12/31/09       866,616       2,196,177
  President and Chief            50,000            9.4%         19.56        5/04/09
  Operating Officer/
  Consumer Packaging
Thomas S. Ellsworth.......       10,000            1.9%         10.00       12/31/09        62,889         159,374
  Vice President and
  General Manager
Roger A. Kurinsky.........       25,000            4.7%         10.00       12/31/09       157,223         398,435
  Executive Vice President
  and Chief Operating
  Officer/Technical
  Packaging

-------------------------
(1) The options specified in this column reflect each named executive officer's portion of the Company's stock options issued during 1999 under the 1997 Stock Option Plan. These options vest 33 1/3% over the first three years of the ten-year option term.

(2) Reflects the percentage of all options granted to all employees during the calendar year ended on December 31, 1999.

(3) The potential realized dollar values shown above represent the potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates established by the Commission and therefore are not intended to forecast possible future appreciation, if any, of the stock price of the Company.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                            NUMBER OF
                                                                            SECURITIES          VALUE OF
                                                                            UNDERLYING        UNEXERCISED
                                                                           UNEXERCISED        IN-THE-MONEY
                                                 SHARES                    OPTIONS/SARS       OPTIONS/SARS
                                               ACQUIRED ON     VALUE        AT FY-END          AT FY-END
                                                EXERCISE      REALIZED     EXERCISABLE/       EXERCISABLE/
                   NAME                            (#)          ($)       UNEXERCISABLE     UNEXERCISABLE(1)
                   ----                        -----------    --------    -------------     ----------------
George V. Bayly............................        --           --        400,024/57,832         $0/$0
  President and Chief Executive Officer
Frank V. Tannura...........................        --           --        156,251/43,333         $0/$0
  Executive Vice President and Chief
  Financial Officer
Gordon B. Bonfield.........................        --           --              0/90,000         $0/$0
  President and Chief Operating
  Officer/Consumer Packaging
Thomas S. Ellsworth........................        --           --        101,909/22,499         $0/$0
  Vice President and General Manager
Roger A. Kurinsky..........................        --           --         37,043/40,833         $0/$0
  Executive Vice President and Chief
  Operating Officer/Technical Packaging

-------------------------
(1) The value of the unexercised options is based upon the difference between the closing price of $10.00 per share of Common Stock on the New York Stock Exchange on December 31, 1999 (the last trading day in 1999) and the option exercise price.

             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

                                                                       ESTIMATED FUTURE PAY-OUTS UNDER NON-STOCK
                                                                                   PRICE-BASED PLANS
                         NUMBER OF SHARES,    PERFORMANCE OR OTHER     -----------------------------------------
                          UNITS OR OTHER          PERIOD UNTIL          THRESHOLD       TARGET         MAXIMUM
        NAME               RIGHTS (#)(1)      MATURATION OR PAY-OUT     ($ OR #)       ($ OR #)       ($ OR #)
        ----             -----------------    ---------------------     ---------      --------       --------
George V. Bayly......    $750,000 per year    Each December 31         $1,125,000     $2,250,000     $3,375,000
  President & Chief                           during three year
  Executive Officer                           Period Ending
                                              12/31/02
Frank V. Tannura.....    $375,000 per year    Each December 31         $  562,500     $1,125,000     $1,687,500
  Executive Vice                              during three year
  President & Chief                           Period Ending
  Financial Officer                           12/31/02

-------------------------
(1) Under the 1999 Long-Term Incentive Plan (the "1999 LTIP"), the participants have been awarded the opportunity to earn during each year of the three-year period ending on December 31, 2002 (the "Performance Period") a reduction of their Stock Loans in amounts equal to the after-tax equivalent of their respective annual Targets under the Plan. On an annual basis, the Company will forgive a portion of each executive's Stock Loan in an amount equal to the after-tax equivalent of the vested and earned Target amounts. One-half of the annual Target amounts ($375,000 per year for Mr. Bayly and $187,500 per year for Mr. Tannura) (the "Base Amounts") will vest one-third in the year of the award and one-third in each of the two succeeding years. The other one-half of the annual Target amounts ($375,000 per year for Mr. Bayly and $187,500 per year for Mr. Tannura) (the "Performance

    Amounts") will become earned only upon the Company's achievement of certain earnings-per-share targets for each such year and will vest one-third in the year earned and one-third in each of the two succeeding years. Over the three-year Performance Period, 0% to 200% of the Performance Amounts will be earned if the Company achieves certain earnings-per-share growth during each year of the Performance Period. The Company's Compensation Committee has retained the right to adjust the earnings targets as necessary to reasonably and fairly administer this Plan. All earned and unvested amounts shall be vested upon a change of control or an executive's termination of employment without cause or for good reason.

CERTAIN EMPLOYMENT ARRANGEMENTS

     Mr. Bayly has an amended and restated employment agreement with the Company, pursuant to which (i) the Company agrees to employ Mr. Bayly through December 31, 2000 (provided that beginning on January 1, 1998, the term thereof is automatically extended for one additional day for each day which has then elapsed since December 31, 1997 unless on or after December 31, 1997 either the Company's Board of Directors or Mr. Bayly gives notice that the automatic extension shall cease) as Chairman, President and Chief Executive Officer of the Company, (ii) Mr. Bayly receives a base salary of $491,000 during 1997, $515,550 during 1998, $541,327 during 1999 and $568,393 during 2000 (subject to increase at the discretion of the Board of Directors), (iii) Mr. Bayly is entitled to an aggregate of $150,000 per year for life insurance, disability insurance and nonqualified retirement benefits, (iv) Mr. Bayly is eligible for an annual performance bonus based upon the achievement of predetermined financial objectives, and (v) Mr. Bayly will receive certain severance benefits if his employment is terminated without cause (as therein defined) or if Mr. Bayly terminates the agreement for good reason (as therein defined). These severance benefits include the payment of a lump sum equal to four times the sum of (x) the annual salary then in effect and (y) the target amount of the annual performance bonus for the year in which the termination occurs, plus the continuation of all benefits and supplemental benefits for four years after the date of termination. The agreement restricts Mr. Bayly from competing with the Company during his employment and, in certain circumstances, for an additional one-year period after the termination of Mr. Bayly's employment. In addition, the Company has agreed to gross-up payments to Mr. Bayly for certain taxes, interest and penalties that may be imposed by certain sections of the Code.

     Mr. Tannura has an amended and restated employment agreement with the Company, pursuant to which (i) the Company agrees to employ Mr. Tannura through October 31, 2002 (provided that beginning on November 1, 1999, the term thereof is automatically extended for one additional day for each day which has then elapsed since October 31, 1999 unless either the Board of Directors of the Company or Mr. Tannura gives notice that the automatic extension shall cease) as Executive Vice President and Chief Financial Officer, (ii) Mr. Tannura is entitled to receive a base salary of $344,000 per year (subject to increase at the discretion of the Board of Directors), (iii) Mr. Tannura is eligible to receive an annual performance bonus based upon the achievement of predetermined financial objectives, and (iv) Mr. Tannura will receive certain severance benefits if his employment is terminated without cause (as therein defined) or if Mr. Tannura terminates the agreement for good reason (as therein defined) in an amount equal to a lump sum equal to three times the sum of (x) his annual salary then in effect and (y) the target amount of his performance bonus for the year in which his termination of employment occurs, plus a pro-rata portion of his performance bonus for the year in which his employment is terminated. Under this Agreement, Mr. Tannura will also receive the continuation of all benefits for the three year period after the date of termination and the acceleration of vesting of all stock options exercisable for the Company's Common Stock. In addition, the Company has agreed to gross-up payments to Mr. Tannura for certain taxes, interest and penalties that may be imposed by certain sections of the Code.

     The Company has entered into severance agreements with certain other executive officers pursuant to which such officers will receive a lump sum severance payment equal to one times the sum of (x) the executive's annual salary then in effect and (y) the target amount of the executive's annual performance bonus for the year in which his termination of employment occurs if such executive's employment is terminated other than for death, disability or cause, and two times such amounts if such executive's employment is terminated for any reason within a specified period of time after a change of control (as therein defined). Under these agreements, the executive will also receive the continuation of all benefits for such one or two year period plus the acceleration of vesting of all stock options exercisable for the Company's Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consists of Messrs. William J. White (Chairman) and Anthony P. Scotto. No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions) or as a member of the Board of another entity, one of whose executive officers served on the Compensation Committee or the Board of Directors of the Company.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                  EXECUTIVE COMPENSATION FOR FISCAL YEAR 1999

INTRODUCTION AND BACKGROUND

     The following report is provided in accordance with the rules of the Securities and Exchange Commission and covers compensation policies applicable to the Company's executive officers, including the named executive officers, during 1999. The report has been approved by the members of the Compensation Committee.

     The Company's Compensation Committee is comprised of Messrs. White (Chairman) and Scotto, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Compensation Committee held four meetings during 1999 and one on January 3, 2000. In connection with the January 3(rd) meeting, the Company's Chief Executive Officer submitted recommendations to the Committee with respect to the issuance of stock options for the executive officers for 1999. Following a review of such recommendations, the Committee approved the 1999 stock option allocations for the executive officers.

COMPENSATION PHILOSOPHY

     The Company's executive compensation program has been designed to attract, motivate, reward and retain the Company's executive officers by providing them with a competitive total compensation opportunity based upon performance, team work and the creation of stockholder value.

     The key elements of the Company's executive officer compensation program are designed to:

     - Create a direct link between executive officer compensation and the Company's financial and stock performance.

     - Provide a competitive base salary with an annual cash bonus opportunity directly linked to the Company's annual financial performance (the annual cash bonus awards vary significantly in correlation with the Company's financial performance and compensate the executive officers with superior cash compensation for superior financial results and below median level cash compensation for below average financial results). Cash bonus awards, at target levels of performance, are designed to be competitive with those companies which the Company believes are most likely to compete with the Company for the services of its executive officers.

     - Create a meaningful long-term cash incentive and/or stock option incentive directly linked to the Company's long term growth, financial success and stockholder return.

PROGRAM COMPONENTS

     From time to time during the past several years, the Company has contracted with independent compensation consulting firms to review the Company's executive officer compensation philosophy and programs. As part of such reviews, such consultants have presented to the Company from time to time and have periodically updated information on the base salaries, cash bonuses and equity-based compensation programs of senior executives at various companies identified by the Company.

     Over the past several years, the Company has designed its executive officer compensation to include three basic components: base salary, annual cash bonuses and stock option grants. Recently, based upon the recommendations of an independent consulting firm, the Company adopted a long-term incentive plan (the "1999 LTIP") for certain of the Company's executive officers pursuant to which such officers will be eligible to receive an economic award (in the form of a reduction of the executive officer's Stock Loan to the Company) based upon the Company's achievement of certain earnings-per-share targets.

     The Company has established executive officer salaries to be competitive with the salary levels for the executives at other companies identified by the Company, and has desired to provide an opportunity for total cash compensation (base salary plus annual cash bonus) to significantly exceed such levels upon the Company's achievement of certain predetermined, budgeted financial objectives such as earnings-per-share and cash flow targets. In this way, the Company sought to have a significant portion of each executive's annual cash compensation at risk.

     Under the 1997 Stock Option Plan, the Company established a stock option plan for its executive officers pursuant to which a meaningful number of stock options have been granted with the specific intent to directly align each executive's long-term financial interests with the financial interests of the Company's stockholders. To date, all of these stock options had exercise prices equal to the fair market value of the underlying shares on the date of grant so that compensation is earned only through long-term appreciation in the fair market value of the underlying shares. In addition, the Company recently adopted the 1999 LTIP in order to continue to motivate certain of the Company's executive officers based upon the Company's achievement of certain earnings-per-share targets. Generally, the Company expects to grant stock options and/or cash long-term incentive awards on an annual basis (if warranted by the Company's growth and profitability) and individual grants are expected to be based on, among other things, the executive officer's responsibilities, individual performance and potential to contribute to the Company. To encourage an executive officer's long-term performance, stock options and/or cash long-term incentive awards generally will vest over three years and the stock options will terminate ten years after the date of grant. The opportunity to own stock is considered an important component in an executive officer's compensation package.

     The Compensation Committee intends to continue this basic compensation philosophy by continuing to place a significant portion of each year's cash compensation at risk and by using stock option and cash long-term incentive grants as the primary element of long-term incentive compensation.

     The following is a discussion of the elements of the Company's 1999 executive officer compensation program, along with a description of the decisions and actions taken by the Committee with regard to 1999 compensation. Also included is a specific discussion of the decisions regarding Mr. Bayly's 1999 compensation for performing the duties of Chairman, President and Chief Executive Officer. The tables and accompanying narrative and footnotes included in "Executive Compensation and Other Information" which precede this Committee report reflect the decisions covered by the discussions below.

BASE SALARY

     During 1999, the base salary levels of Mr. Bayly and Mr. Tannura were governed by their respective employment agreements and the base salaries of the other executive officers, including the named executive officers, were determined by Mr. Bayly in consultation with the Compensation Committee. Salary payments in 1999 were made to compensate the executive officers for their on-going performance through the year. The Company's salary ranges and resulting salaries are based on a relative valuing of the duties and responsibilities of each executive officer position. Salary increases during 1999 were based upon consideration of each executive officer's performance and position.

ANNUAL CASH AND BONUS INCENTIVES

     The Executive Incentive Bonus Plan provides the executive officers of the Company with annual cash bonuses for outstanding individual performance contributing to the present and future success of the Company. The purpose of this plan is to link a significant portion of executive pay to both the Company's financial performance and to the attainment of certain defined key initiatives. No awards were made during 1999 to the named executive officers (other than to Mr. Bonfield whose bonus was guaranteed at the commencement of his employment with the Company and to Mr. Ellsworth whose division achieved its earnings goals) based upon the Company's failure to achieve certain predetermined financial objectives such as earnings-per-share growth.

STOCK COMPENSATION

     The grant of stock options is designed to align the financial interests of the executive officers with the financial interests of the Company's stockholders. Under the 1993 Stock Option Plan, the Company's executive officers accumulated stock options which, in connection with the 1997 Common Stock Offering, were converted into shares of the Company's common stock, thereby directly aligning their financial interests with the financial interests of the Company's stockholders. The stock options granted to the executive officers under the 1993 Stock Option Plan and the 1997 Stock Incentive Plan had exercise prices equal to the fair market value of the underlying common stock on the date of grant so that compensation will be earned only through long-term appreciation in the fair market value of the underlying common stock. During 1999, the individual grants of stock options reflected in the "Option/SAR Grants in Last Fiscal Year" table were based upon, among other things, each executive officer's responsibilities, individual performance and potential to contribute to the Company, and in order to encourage such executive officers' long-term performance, such stock options will vest over three years and terminate ten years after the date of grant.

BASIS FOR CHIEF EXECUTIVE OFFICER COMPENSATION

     During 1999, Mr. Bayly's base salary was governed by his employment agreement with the Company and was intended to provide him with a competitive salary to compensate him for his on-going performance throughout the year.

     Mr. Bayly received no bonus under the Company's Executive Incentive Bonus Plan during 1999. During 1999, Mr. Bayly received no stock options under the 1997 Option Plan, however, Mr. Bayly received a performance-based long-term cash incentive award under the 1999 LTIP which is intended to motivate him to help create additional stockholder value.

COMPENSATION DEDUCTIBILITY POLICY

     The Board's policy with respect to the tax deductibility of compensation in excess of $1 million payable to each of the named executive officers is intended to comply with the requirements of Section 162(m) of the Code applicable to qualified performance-based compensation to the extent such compliance is practicable and in the best interest of the Company and its stockholders; however, there can be no assurances that executive officer compensation will comply with these requirements.

                                          William J. White, Chairman
                                          Anthony P. Scotto

Dated: March 27, 2000

STOCK PERFORMANCE GRAPH

     The following graph compares the performance of the Company's Common Stock with the performance of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index"), the Dow Jones Containers & Packaging Index (the "Dow Jones Packaging Index") and the Russell 2000 Index from the market close on October 1, 1997 to the market close on December 31, 1999. The graphs assume that $100 was invested on October 1, 1997 in each of the Company's common stock, the S&P 500 Index, the Dow Jones Packaging Index and the Russell 2000 Index, and that all dividends were reinvested.

  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG IVEX PACKAGING CORPORATION, THE
    S&P 500 INDEX, THE DOW JONES PACKAGING INDEX AND THE RUSSELL 2000 INDEX
                   FROM OCTOBER 1, 1997 TO DECEMBER 31, 1999
[PERFORMANCE GRAPH]

                                           IVEX PACKAGING                             DOW JONES PACKAGING
                                            CORPORATION           S&P 500 INDEX              INDEX               RUSSELL 2000
                                           --------------         -------------       -------------------        ------------
10/1/97                                        100.00                 100.00                 100.00                 100.00
12/31/97                                       112.94                 101.57                 100.07                  96.11
12/31/98                                       109.41                 128.66                  86.17                  92.80
12/31/99                                        47.06                 153.78                  79.19                 111.01

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with the 1997 Common Stock Offering and pursuant to the 1993 Stock Option Plan, certain executive officers, including the named executive officers, exchanged all of their IPC Options for (a) 2,114,133 shares of the Company's Common Stock and (b) vested and earned options exercisable at any time on or prior to September 30, 2007 into an aggregate of 817,067 shares of the Company's Common Stock at an exercise price of $16.00 per share, the initial public offering price per share of Common Stock in the 1997 Common Stock Offering. See "Executive Compensation -- Summary Compensation Table" (footnote
5) and "Principal Stockholders."

     In accordance with the terms of the 1993 Stock Option Plan and concurrently with the closing of the 1997 Common Stock Offering, the Company extended the Stock Loans to certain executive officers (including the named executive officers) in an amount equal to the aggregate tax liability incurred by each of them as a result of their receipt of the shares of the Company's common stock in exchange for their respective IPC Options. Each such loan is evidenced by a non-recourse promissory note (recourse only to each such officer's exchanged shares) which bears interest at the minimum permissible rate per annum allowable under the Internal Revenue Code without imputation of income (which such rates ranged from 5.91% to 6.68% during 1999), payable in arrears on each December 31, and is payable in full upon the sale of such shares or upon the earlier to occur of (i) September 30, 2007 and (ii) the termination of the executive officer's employment with the Company for any reason. As a consequence of these loans, as of December 31, 1999, Messrs. Bayly, Tannura, Ellsworth and Kurinsky are indebted to the Company in the following respective amounts: $4,016,637, $2,271,900, $1,058,619 and $291,972. The promissory notes obligate the Company to gross-up the executive officers' compensation to enable them to make (on an after-tax basis) the required interest payments on their promissory notes. Messrs. Bayly, Tannura, Ellsworth and Kurinsky made the following respective interest payments to the Company during 1999: $239,425, $147,226, $67,568 and $18,766.

     Mr. Bayly has an employment agreement with the Company. See "Executive Compensation and Other Information -- Certain Employment Arrangements."

     Mr. Tannura has an employment agreement with the Company. See "Executive Compensation and Other Information -- Certain Employment Arrangements."

     The Company has entered into severance agreements with certain other executive officers pursuant to which such officers will receive a lump sum severance payment equal to one times the sum of (x) the executive's annual salary then in effect and (y) the target amount of the executive's annual performance bonus if such executive's employment is terminated other than for death, disability or cause, and two times such amounts if such executive's employment is terminated for any reason within a specified period of time after a change of control (as therein defined). Under these agreements, the executive will also receive the continuation of all benefits for such one or two year period plus the acceleration of vesting of all of his stock options exercisable for the Company's Common Stock.

     Pursuant to a consulting agreement, dated October 29, 1996, Valentine Paper Inc. (f/k/a Nicolaus Paper Inc.) ("Valentine") paid to the Company a performance-based consulting fee in an annual amount equal to $250,000 for certain services rendered to Valentine by the Company during 1999. Certain executive officers and directors of the Company (including Messrs. Bayly, Tannura, Ellsworth, August and Scotto) together with certain officers of Nicolaus and certain members of management of Oak Hill Partners, Inc. indirectly own all of the outstanding common stock of Valentine. During 1999, the Company purchased a small amount of paper from Valentine, at market prices, for use in the Company's paper converting operations.

     On November 20, 1998, the Company formed Packaging Holdings, L.L.C. ("Packaging Holdings"), a 48.2% non-consolidated joint venture of the Company, and Packaging Holdings acquired (i) the assets of the Company's paper mill located in Detroit, Michigan and (ii) the assets of Bagcraft Corporation of America (including certain non-compete covenants). The remaining 51.8% equity interest in Packaging Holdings is indirectly owned by certain financial investors, certain executive officers and directors of the Company (including Messrs. Tannura, Ellsworth, Bonfield, Kurinsky, August and Scotto) and certain executive officers of Packaging Holdings. Pursuant to a consulting agreement, dated November 20, 1998, between the Company and Packaging Dynamics, L.L.C., a wholly-owned subsidiary of Packaging Holdings ("Packaging Dynamics"), Packaging Dynamics pays the Company a consulting fee in an amount equal to $750,000 per year for certain services rendered to Packaging Dynamics by the Company. Also, pursuant to a Supply Agreement, dated November 20, 1998, the Company will purchase certain grades of paper from the Detroit paper mill (which was sold to Packaging Dynamics), at market prices, in amounts similar to the Company's purchases from the Detroit mill prior to the formation of the joint venture.

    COMPLIANCE WITH SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the Exchange Act, the Company's directors, certain executive and other officers, and any person holding more than ten percent of the Company's Common Stock are required to report their ownership and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and any exchange or quotation system on which the Common Stock is listed or quoted. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure by directors, officers and ten percent holders to file such reports on a timely basis. Based solely on a review of the copies of reports furnished to the Company as filed with the SEC, the Company believes that its executive officers and directors have complied with the filing requirements applicable to them for the year ended December 31, 1999.

                         ANNUAL REPORT TO STOCKHOLDERS

     The annual report of the Company for the year ended December 31, 1999, including audited financial statements, accompanies this Proxy Statement.

                           ANNUAL REPORT ON FORM 10-K

     The Company will provide without charge, at the written request of any beneficial stockholder of record on March 1, 2000, a copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto. The Company will provide copies of the exhibits, should they be requested by eligible stockholders, and the Company may impose a reasonable fee for providing such exhibits. Requests for copies of the Company's Annual Report on Form 10-K should be mailed to:

                           Ivex Packaging Corporation
                         100 Tri-State Drive, Suite 200
                             Lincolnshire, IL 60069
                         Attention: Investor Relations

         REQUIREMENTS AND PROCEDURES FOR SUBMISSION OF PROXY PROPOSALS
                  AND NOMINATIONS OF DIRECTORS BY STOCKHOLDERS

     Stockholders who intend to have a proposal considered for inclusion in the proxy materials for the 2001 Annual Meeting of Stockholders must submit their proposal in writing to the Company no later than December 1, 2000 if the proposal is submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. In addition, under the Company's By-laws, stockholders who intend to present a proposal at the 2001 Annual Meeting of Stockholders are required to provide written notice to the Company of such proposal between January 26, 2001 and February 23, 2001.

     The Chairman of the Annual Meeting may decline to allow the transaction of any business or the consideration of any nomination which was not properly presented in accordance with these requirements.

                                 OTHER MATTERS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          G. Douglas Patterson
                                          Secretary

                           IVEX PACKAGING CORPORATION
                       1999 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. GENERAL PURPOSE OF PLAN; DEFINITIONS.

     The name of this plan is the Ivex Packaging Corporation 1999 Employee Stock Purchase Plan (the "Plan"). The Plan was adopted by the Board (defined below) on August 10, 1999, subject to the approval of the stockholders of the Company (defined below), which approval is expected to be obtained at the Company's annual meeting of stockholders in 2000. The purpose of the Plan is to provide Employees (defined below) of the Company (defined below), its Parent (defined below) and any Designated Subsidiary (defined below) with the opportunity to purchase Common Stock (defined below) through accumulated payroll deductions. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code (defined below), and that the provisions of the Plan be construed in a manner consistent with the requirements of such Section of the Code.

     For purposes of the Plan, the following terms shall be defined as set forth below:

          (1) "Administrator" means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 12 below.

          (2) "Board" shall mean the Board of Directors of the Company.

          (3) "Change in Capitalization" shall mean any increase, reduction, change or exchange of Shares for a different number of shares and/or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of Shares, repurchase of Shares, change in corporate structure or otherwise.

          (4) "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

          (5) "Committee" shall mean a committee appointed by the Board to administer the Plan and to perform the functions set forth herein.

          (6) "Common Stock" shall mean the common stock, $0.01 par value, of the Company.

          (7) "Company" shall mean Ivex Packaging Corporation, a Delaware corporation.

          (8) "Compensation" shall mean the sum of a Participant's taxable income as reported on his or her Form W-2 by the Company (or on any equivalent tax forms by the Participant's employer in a jurisdiction other than the United States) and salary reductions, if any, pursuant to Code sections 125, 402(e)(3), 402(h), 403(b), 414(h)(2) or 457 (or any analogous provision in any jurisdiction to which the Plan may be extended), but excluding the following: (i) reimbursements or other expense allowances, cash and non-cash fringe benefits, moving expenses, welfare benefits; (ii) Company contributions, other than salary reduction contributions referred to above, to a plan of deferred compensation to the extent contributions are not included in gross income of the Participant for the taxable year in which contributed, or on behalf of a Participant to a Simplified Employee Pension plan to the extent such contribution are deductible under Code section 219, and any distributions from a plan of deferred compensation whether or not includible in the gross income of a Participant when distributed; (iii) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (iv) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (v) any incentive bonus or other compensation paid to a key Employee in connection with the sale of the Company of its assets.

          (9) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, its Parent or a Designated Subsidiary, as appropriate, provided that (x) such leave is for a period of not more than 90 days or (y) reemployment with the Company, its Parent or a Designated Subsidiary, as appropriate, is guaranteed by contract or statute upon expiration of such leave.

          (10) "Designated Subsidiary" shall mean a Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

          (11) "Employee" shall mean any person who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company, its Parent or a Designated Subsidiary.

          (12) "Enrollment Date" shall mean the first Trading Day of each Offering Period.

          (13) "Fair Market Value" as of a particular date shall mean the fair market value of the Shares as determined by the Administrator in its sole discretion; provided, however, that (i) if the Shares are admitted to trading on a national securities exchange, fair market value of the Shares on any date shall be the closing sale price reported for the Shares on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, (ii) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") System or other comparable quotation system and have been designated as a National Market System ("NMS") security, fair market value of the Shares on any date shall be the closing sale price reported for the Shares on such system on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, or (iii) if the Shares are admitted to quotation on the Nasdaq System and have not been designated as an NMS security, fair market value of the Shares on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date or, if no bid and ask prices were reported on such date, on the last date preceding such date on which both bid and ask prices were reported.

          (14) "Hardship" shall mean any of the following that the Administrator determines is sufficient reason to approve a hardship withdrawal or sale of Shares pursuant to Section 8(c) hereof: (i) expenses directly relating to the purchase of a Participant's principal residence (excluding mortgage payments); (ii) prevention of eviction or foreclosure on a Participant's principal residence; (iii) tuition and related educational expenses for the next twelve months for post-secondary education for a Participant or a Participant's spouse or dependents; or (iv) expenses incurred (prior to a Participant's requesting approval for the relevant hardship withdrawal or sale of Shares) by the Participant, the Participant's spouse or the Participant's dependents for medical care for the Participant, the Participant's spouse or the Participant's dependents.

          (15) "Investment Account" shall mean a Plan account at a brokerage firm or transfer agent, selected by the Company, that is established for each Participant and in which all Shares purchased by the Participant pursuant to the Plan and any dividends or Share splits credited to such Participant's Investment Account are held until withdrawn, sold or delivered pursuant to Section 7 hereof.

          (16) "Offering Period" shall mean a period as described in Section 3 hereof.

          (17) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of an option and at the time of purchase of Shares pursuant to an option granted hereunder, each of the corporations other than the Company owns Shares possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, whether or not such corporation now exists or hereafter acquires the Company.

          (18) "Participant" shall mean an Employee who elects to participate in the Plan pursuant to Section 4 hereof.

          (19) "Purchase Date" shall mean the last Trading Day of each Offering Period.

          (20) "Purchase Price" shall mean an amount equal to the lesser of (i) 85% of the Fair Market Value of a Share on the Enrollment Date or (ii) 85% of the Fair Market Value of Share on the Purchase Date.

          (21) "Restricted Period" shall have the meaning given in Section 8 hereof.

          (22) "Share" shall mean a share of Common Stock.

          (23) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations, beginning with the Company, if, at the time of the granting of an option and at the time of purchase of Shares pursuant to an option granted hereunder, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

          (24) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

SECTION 2. ELIGIBILITY.

     (a) Subject to the limitations set forth in Section 2(b) hereof, any person who is an Employee as of an Enrollment Date shall be eligible to participate in the Plan in accordance with Section 4 hereof and shall be granted an option for the Offering Period commencing on such Enrollment Date.

     (b) Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option under the Plan (i) if such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its Parent or of any Subsidiary or
(ii) if such grant would permit such Employee's right to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company, its Parent and of any Subsidiary to accrue at a rate that exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such option is granted) for any calendar year in which such option would be outstanding. Any amounts received from an Employee that cannot be used to purchase Shares as a result of this limitation shall be returned as soon as reasonably practicable to the Employee without interest.

SECTION 3. OFFERING PERIODS.

     The Plan shall be implemented by a series of consecutive three-month Offering Periods, with a new Offering Period commencing on the first Trading Day on or after January 1 (beginning in 2001), April 1 (beginning in 2001), July 1 (beginning in 2000), and October 1 (beginning in 2000) of each year, or at such other time or times as may be determined by the Administrator, and ending on the last Trading Day on or before March 31, June 30, September 30 and December 31, respectively, or at such other time or times as may be determined by the Administrator; provided, however, that the first Offering Period under the Plan shall be for a period of approximately nine (9) months commencing on the first Trading Day on or after October 1, 1999 and ending on the last Trading Day on or before June 30, 2000. The Plan shall continue until terminated in accordance with Section 18 hereof. Subject to Section 18 hereof, the Administrator shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings and shall use its best efforts to notify Employees of any such change at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. In no event shall any option granted hereunder be exercisable more than twenty-seven (27) months from its date of grant.

SECTION 4. ENROLLMENT; PARTICIPATION.

     (a) On each Enrollment Date, the Company shall commence an offering by granting each eligible Employee who has elected to participate in such Offering Period pursuant to Section 4(b) hereof an option to purchase on the Purchase Date of such Offering Period up to a number of Shares determined by dividing each

Employee's payroll deductions accumulated prior to such Purchase Date and retained in the Participant's account as of such Purchase Date by the applicable Purchase Price; provided that in no event shall a Participant be permitted to purchase during each Offering Period more than 2,500 Shares (subject to any adjustment pursuant to Section 17 hereof), provided, further, that such purchase shall be subject to the limitations set forth in Sections 2(b) and 11 hereof. Exercise of the option shall occur as provided in Section 6 hereof, unless the Participant has withdrawn pursuant to Section 9 hereof. The option with respect to an Offering Period shall expire on the Purchase Date with respect to such Offering Period or the withdrawal date, if earlier.

     (b) Subject to the limitations set forth in Section 2(b) hereof, an Employee may elect to become a Participant in the Plan by completing and filing a subscription agreement authorizing the Company to make payroll deductions (as set forth in Section 5 hereof) at least ten (10) business days prior to the applicable Enrollment Date unless a later time for filing the subscription agreement is set by the Administrator for all Employees. Unless a Participant, by giving written notice (or such other notice as may from time to time be prescribed by the Administrator), elects not to participate with respect to any subsequent Offering Period, the Participant shall be deemed to have accepted each new offer and to have authorized payroll deductions in respect thereof during each subsequent Offering Period.

SECTION 5. PAYROLL DEDUCTIONS.

     (a) An Employee may, in accordance with rules and procedures adopted by the Administrator and subject to the limitation set forth in Section 2(b) hereof, authorize payroll deductions in amounts which are not less than one percent (1%) and not more than ten percent (10%) of such Employee's Compensation on each payday during the Offering Period. Payroll deductions shall commence on the first payroll paid following the Enrollment Date, and shall end on the last payroll paid prior to the Purchase Date of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the Participant's withdrawal from the Plan or termination of the Participant's Continuous Status as an Employee as provided in Section 9 hereof. A Participant may increase or decrease his or her rate of payroll deductions at any time during an Offering Period, but not more frequently than once during each Offering Period, or as may be determined by the Administrator prior to the commencement of an Offering Period, by giving written notice (or such other notice as may from time to time be prescribed by the Administrator). The change in rate shall be effective the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in rate of payroll deductions more quickly.

     (b) All payroll deductions made by a Participant shall be credited to such Participant's account under the Plan and shall be withheld in whole percentages only. A Participant may not make any additional payments into such account.

     (c) Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 2(b) hereof, a Participant's rate of payroll deductions may be decreased by the Company to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided for in such Participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end the following calendar year, unless a Participant increases or decreases the rate of his or her payroll deductions as provided in Section 5(a) hereof, or terminates his or her participation in the Plan as provided in Section 9 hereof.

SECTION 6. PURCHASE OF SHARES.

     Subject to the limitations set forth hereunder, unless a Participant withdraws from the Plan as provided in Section 9 hereof, such Participant's election to purchase Shares shall be exercised automatically on each Purchase Date, and the maximum number of whole and partial Shares subject to option shall be purchased for each Participant at the applicable Purchase Price with the accumulated payroll deductions in each Participant's account as of the Purchase Date. Any payroll deductions remaining in a Participant's account following the purchase of Shares on any Purchase Date shall be returned to the Participant as soon as reasonably practicable following the Purchase Date. During a Participant's lifetime, a Participant's option to purchase Shares hereunder is exercisable only by the Participant.

SECTION 7. DELIVERY OF SHARES; WITHDRAWAL OR SALE OF SHARES.

     (a) As promptly as reasonably practicable after each Purchase Date, the Company shall arrange the delivery of the Shares purchased on such date by each Participant to each Participant's Investment Account.

     (b) At any time after the Restricted Period with respect to any or all of a Participant's Shares held in his or her Investment Account has ended, the Participant (or, in the event of the Participant's death, the designated beneficiary, if any, or other appropriate person as set forth in accordance with
Section 13 hereof) may submit a written request to the Company for withdrawal of such Shares from the Investment Account, or, in the alternative (with the consent of the brokerage firm or transfer agent at which the Participant's Investment Account is located), the Participant (or another person in accordance with Section 13 hereof) may direct the sale of such Shares by such brokerage firm or transfer agent. As promptly as practicable after receipt by the Company (or the brokerage firm or transfer agent) of such written request for withdrawal of such shares, the Company or the brokerage firm or transfer agent shall arrange the delivery to the Participant of a share certificate representing such Shares.

SECTION 8. RESTRICTIONS ON SALE OF STOCK.

     (a) Shares purchased pursuant to a Participant's exercise of an option under the Plan may not be sold by the Participant or withdrawn from the Participant's Investment Account during the Restricted Period with respect to such Shares. Subject to Sections 8(b) and 8(c) hereof, the Restricted Period with respect to any option Shares so purchased shall be the one year period immediately following the Purchase Date on which such Shares were purchased. For purposes of determining their Restricted Period, Shares received in Share dividends or Share splits on such option Shares shall be deemed to have been purchased on the same Purchase Date as such option Shares.

     (b) Notwithstanding the above, the Restricted Period with respect to all Shares held in a Participant's Investment Account shall end upon the termination of the Participant's Continuous Status as an Employee.

     (c) If the Administrator approves a written request by a Participant for a Hardship withdrawal or sale of Shares, the Restricted Period shall end upon a date determined by the Administrator with respect to such number of Shares held in a Participant's Investment Account as the Administrator shall determine. Any such determination or approval shall be made by and in the sole discretion of the Administrator. A Participant may request approval for a Hardship withdrawal or sale of Shares by filing a form with the Company which certifies that (i) the Hardship is of a type recognized by the Plan, and (ii) that the Hardship sale of such Shares will not generate proceeds in excess of the amount of the Participant's immediate and heavy financial need. Upon approval of a Hardship withdrawal or sale of Shares, the Participant must also withdraw from the Plan for the current Offering Period. A Participant who is then an Employee may rejoin the Plan for any subsequent Offering Period by complying with enrollment the procedures set forth in Section 4 hereof.

SECTION 9. WITHDRAWAL; TERMINATION OF EMPLOYMENT.

     (a) A Participant may withdraw all, but not less than all, of the payroll deductions credited to such Participant's account (that have not been used to purchase Shares) under the Plan by giving written notice to the Company at least five (5) business days prior to the Purchase Date of the Offering Period in which the withdrawal occurs. Withdrawal of payroll deductions shall be deemed to be a withdrawal from the Plan. All of the payroll deductions credited to such Participant's account (that have not been used to purchase Shares) shall be paid to such Participant promptly after receipt of such Participant's notice of withdrawal, and such Participant's eligibility to participate in the Plan for the Offering Period in which the withdrawal occurs shall be automatically terminated. No further payroll deductions for the purchase of Shares shall be made for such Participant during such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions for such Participant shall not resume at the beginning of the succeeding Offering Period unless the Participant timely delivers to the Company a new subscription agreement in accordance with the provisions of

Section 4 hereof. A Participant's withdrawal from an Offering Period shall not have any effect upon a Participant's eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after termination of the Offering Period from which the Participant withdraws.

     (b) Upon termination of a Participant's Continuous Status as an Employee during the Offering Period for any reason, including Participant's voluntary termination, retirement or death, all the payroll deductions credited to such Participant's account (that have not been used to purchase Shares) shall be returned to such Participant or, in the case of such Participant's death, to the person or persons entitled thereto under Section 13 hereof, and such Participant's option shall be automatically terminated. Such termination shall be deemed a withdrawal from the Plan.

SECTION 10. DIVIDENDS; SHARE SPLITS; INTEREST.

     Cash dividends paid on Shares held in a Participant's Investment Account shall be paid to the Participant as soon as practicable. Share splits of, or dividends paid in Shares on, the Shares held in the Participant's Investment Account shall be held in the Participant's Investment Account until withdrawn or sold in accordance with Section 9 hereof. Dividends paid in property other than cash or Shares shall be distributed to the Participant as soon as practicable. No interest shall accrue on or be payable by the Company with respect to the payroll deductions of a Participant in the Plan.

SECTION 11. STOCK SUBJECT TO PLAN.

     (a) Subject to adjustment upon Changes in Capitalization of the Company as provided in Section 17 hereof, the maximum aggregate number of Shares which shall be reserved for sale under the Plan for all Offering Periods that commence during each fiscal year of the Company occurring during the term of the Plan shall be 300,000 Shares. Such Shares shall be available as of the first day of the first Offering Period that commences in each such fiscal year. The Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. If the total number of Shares which would otherwise be subject to options granted pursuant to Section 2(a) hereof on an Enrollment Date exceeds the number of Shares then available under the Plan (after deduction of all Shares for which options have been exercised or are then outstanding), the Administrator shall make a pro rata allocation of the Shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Administrator shall give written notice to each Participant of such reduction of the number of option Shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

     (b) No Participant shall have rights as a stockholder with respect to any option granted hereunder until the date on which such Shares shall be deemed to have been purchased by the Participant in accordance with Section 6 hereof.

     (c) Shares purchased on behalf of a Participant under the Plan shall be registered in the name of the Participant or, if requested in writing by the Participant, in the names of the Participant and the Participant's spouse.

SECTION 12. ADMINISTRATION.

     The Plan shall be administered by the Board or a Committee. The Board or the Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. The Company shall pay all expenses incurred in the administration of the Plan. No member of the Board or Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Board or Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

     All decisions, determinations and interpretations of the Board or Committee shall be final and binding on all persons, including the Company, its Parent, any Subsidiary, the Employee (or any person claiming any rights under the Plan through any Employee) and any stockholder of the Company, its Parent or any Subsidiary.

SECTION 13. DESIGNATION OF BENEFICIARY.

     (a) A Participant may file, on forms supplied by and delivered to the Company, a written designation of a beneficiary who is to receive Shares and/or cash, if any, remaining in such Participant's cash account or Investment Account under the Plan in the event of the Participant's death.

     (b) Subject to applicable law, such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver the balance of the Shares and/or cash credited to Participant's account to the executor or administrator of the estate of the Participant or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

SECTION 14. TRANSFERABILITY.

     Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or any rights to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by the laws of descent and distribution or as provided in Section 13 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 9 hereof.

SECTION 15. USE OF FUNDS.

     All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

SECTION 16. REPORTS.

     Individual accounts shall be maintained by the Company for each Participant in the Plan which account shall be separate from the Investment Accounts. Statements of account shall be given to each Participant at least annually which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

SECTION 17. EFFECT OF CERTAIN CHANGES.

     In the event of a Change in Capitalization or the distribution of an extraordinary dividend, the Administrator shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number of Shares which have been authorized for issuance under the Plan, but have not yet been placed under option, as well as the Purchase Price of each option under the Plan which has not yet been exercised. In the event of a change in control of the Company, the Offering Period shall terminate unless otherwise provided by the Administrator.

SECTION 18. AMENDMENT OR TERMINATION.

     The Board may at any time terminate or amend the Plan. Except as provided in Section 17 hereof, no such termination may adversely affect options previously granted and no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

SECTION 19. NOTICES.

     All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when they are received in a timely manner in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

SECTION 20. REGULATIONS AND OTHER APPROVALS; GOVERNING LAW.

     (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Illinois without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by Federal law.

     (b) The obligation of the Company to sell or deliver Shares with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator.

SECTION 21. WITHHOLDING OF TAXES.

     If the Participant makes a disposition, within the meaning of Section 424(c) of the Code of any Share or Shares issued to Participant pursuant to Participant's exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Enrollment Date or within the one-year period commencing on the day after the Purchase Date, Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of Federal, state or local income taxes and other amounts which the Company informs the Participant the Company may be required to withhold.

SECTION 22. EFFECTIVE DATE.

     The Plan shall be effective as of October 1, 1999 (the "Effective Date"), subject to the approval of the Plan by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted.

SECTION 23. TERM OF PLAN.

     No option shall be granted pursuant to the Plan and no Offering Period shall commence on or after the fifth anniversary of the Effective Date, but options theretofore granted may extend beyond that date.

IVEX PACKAGING CORPORATION                                                PROXY
LINCOLNSHIRE, ILLINOIS
--------------------------------------------------------------------------------
PROXY                                                                     PROXY
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS - APRIL 26, 2000

The undersigned hereby appoints Frank V. Tannura or G. Douglas Patterson, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of the Stockholders of Ivex Packaging Corporation, to be held at the Deer Path Inn, 255 East Illinois Road, Lake Forest, Illinois 60045 on Wednesday, April 26, 2000, at 9:00 a.m., Chicago time, or any adjournments or postponements, thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting.

ADDRESS CHANGE: PLEASE NOTE CHANGE HERE AND MARK ON REVERSE SIDE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


--------------------------------------------------------------------------------
                            /\FOLD AND DETACH HERE/\

[X] PLEASE MARK YOUR
    VOTE AS IN THIS
    EXAMPLE

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

------------------------------------------------------------------------------------------------------------------------------------
           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS:
------------------------------------------------------------------------------------------------------------------------------------
               FOR ALL NOMINEES   WITHHELD AUTHORITY TO VOTE                                              For   Against   Abstain
1. Election of       [ ]              [ ]          George V. Bayly      2. Ratification of appointment of  [ ]     [ ]      [ ]
   Directions                                      Anthony P. Scotto       PricewaterhouseCoopers LLP as
                                                                           auditors for the Corporation
(For, except vote withheld from the following nominee(s):)                 for 2000.

                                                                        3. Approval of Employee Stock      [ ]     [ ]      [ ]
                                                                           Purchase Plan.
-------------------------------------------
                                                                           Check here if you plan to       [ ]
                                                                           attend the Meeting.

                                                                           Change of Address on Reverse    [ ]
                                                                           Side.


                                                                           Please date and sign exactly as name appears hereon.
                                                                           Joint owners should each sign. When signing as attorney,
                                                                           executor, administrator, trustee or guardian, please
                                                                           give full title as such.


                                                                           ---------------------------------------------------------

                                                                                                                               2000
                                                                           ---------------------------------------------------------
                                                                             SIGNATURE(S)                             DATE


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
                            /\FOLD AND DETACH HERE/\